SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SAGENT TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Sagent Technology, Inc.

IMPORTANT

May 24, 2002

Dear Sagent Stockholders:

This morning at 9:00 a.m. Pacific Time, our Annual Meeting of Stockholders was called to order as scheduled.

However, there were insufficient shares present or represented by proxy at the meeting to constitute a quorum to transact business.

Therefore, we have adjourned the Annual Meeting until Monday, June 17, 2002 at 10:00 a.m. Pacific Time, to provide our stockholders with additional time to return their proxy cards.

For your convenience, we are enclosing a duplicate proxy card and postage paid return envelope for use by stockholders that have not yet voted.

We thank you for your attention to this matter, and for your continuing support of your company.

Very truly yours,

/S/    ANDRE BOISVERT

Andre Boisvert
Chairman of the Board